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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No. 1 of DuPont Photomasks, Inc. of our report dated February 18, 2000 relating to the financial statements, which appears on page 42 of the 1999 Annual Report to Stockholders of E. I. du Pont de Nemours and Company, which is incorporated by reference in E. I. du Pont de Nemours and Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 18, 2000 relating to the financial statement schedule, which appears on page 19 in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
2001 Market Street
Philadelphia, Pennsylvania
July 5, 2000